                                                                   Exhibit 10.34

                                                                [CONFORMED COPY]

                                  $200,000,000


                           FIVE-YEAR CREDIT AGREEMENT


                                   dated as of


                                November 14, 2001

                                      among


                            Trigon Healthcare, Inc.,


                             The Banks Party Hereto


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent
                                ________________

                          J.P. MORGAN SECURITIES INC.,
                          Lead Arranger and Bookrunner

                  BRANCH BANKING AND TRUST COMPANY OF VIRGINIA
                                  SUNTRUST BANK
                               WACHOVIA BANK, N.A.
                              THE BANK OF NEW YORK,
                               Syndication Agents

                                TABLE OF CONTENTS

                                   ----------

                                                                                      Page
                                                                                      ----
ARTICLE 1
---------
        Definitions
        -----------
        Section 1.01.  Definitions .................................................     1
        Section 1.02.  Accounting Terms and Determinations .........................    14
        Section 1.03.  Types of Borrowings .........................................    15

ARTICLE 2
---------
        The Credits
        -----------
        Section 2.01.  Commitments to Lend .........................................    15
        Section 2.02.  Notice of Committed Borrowing ...............................    16
        Section 2.03.  Competitive Bid Borrowings ..................................    16
        Section 2.04.  Notice to Banks; Funding of Loans ...........................    20
        Section 2.05.  Maturity of Loans ...........................................    21
        Section 2.06.  Interest Rates ..............................................    21
        Section 2.07.  Method of Electing Interest Rates ...........................    25
        Section 2.08.  Facility Fee ................................................    26
        Section 2.09.  Termination or Reduction of Commitments .....................    27
        Section 2.10.  Optional Prepayments ........................................    27
        Section 2.11.  General Provisions as to Payments ...........................    28
        Section 2.12.  Funding Losses ..............................................    28
        Section 2.13.  Computation of Interest and Fees ............................    29
        Section 2.14.  Registry; Notes .............................................    29
        Section 2.15.  Regulation D Compensation ...................................    30
        Section 2.16.  Increased Commitments; Additional Banks .....................    30

ARTICLE 3
---------
        Conditions
        ----------
        Section 3.01.  Effectiveness ...............................................    31
        Section 3.02.  Borrowings ..................................................    32

ARTICLE 4
---------
        Representations and Warranties
        ------------------------------
        Section 4.01.  Corporate Existence and Power ...............................    33
        Section 4.02.  Corporate and Governmental Authorization; No Contravention ..    33
        Section 4.03.  Binding Effect ..............................................    34

                                                                                      Page
                                                                                      ----
        Section 4.04.  Financial Information ......................................     34
        Section 4.05.  Litigation .................................................     35
        Section 4.06.  Compliance with Laws; ERISA ................................     35
        Section 4.07.  Environmental Matters ......................................     35
        Section 4.08.  Taxes ......................................................     35
        Section 4.09.  Subsidiaries ...............................................     36
        Section 4.10.  Regulatory Restrictions on Borrowing .......................     36
        Section 4.11.  Full Disclosure ............................................     36

ARTICLE 5
---------
        Covenants
        ---------
        Section 5.01.  Information ................................................     37
        Section 5.02.  Payment of Obligations .....................................     39
        Section 5.03.  Maintenance of Property; Insurance .........................     39
        Section 5.04.  Conduct of Business and Maintenance of Existence ...........     40
        Section 5.05.  Compliance with Laws .......................................     40
        Section 5.06.  Inspection of Property, Books and Records ..................     40
        Section 5.07.  Mergers and Sales of Assets ................................     41
        Section 5.08.  Use of Proceeds ............................................     41
        Section 5.09.  Negative Pledge ............................................     41
        Section 5.10.  Consolidated Debt to Consolidated Total Capitalization .....     42
        Section 5.11.  Consolidated Financial Liabilities to Adjusted
                         Consolidated Total Capitalization ........................     42
        Section 5.12.  Minimum Consolidated Net Worth .............................     42
        Section 5.13.  Subsidiary Debt ............................................     42
        Section 5.14.  Restricted Payments ........................................     43
        Section 5.15.  Investments ................................................     43
        Section 5.16.  Transactions with Affiliates ...............................     43

ARTICLE 6
---------
        Defaults
        --------
        Section 6.01.  Events of Default ..........................................     44
        Section 6.02.  Notice of Default ..........................................     47

ARTICLE 7
---------
        The Agents
        ----------
        Section 7.01.  Appointment and Authorization ..............................     47
        Section 7.02.  Administrative Agent and Affiliates ........................     47
        Section 7.03.  Action by Agents ...........................................     47
        Section 7.04.  Consultation with Experts ..................................     47
        Section 7.05.  Liability of Agents ........................................     47
        Section 7.06.  Indemnification ............................................     48

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
        Section 7.07.  Credit Decision .............................................    48
        Section 7.08.  Successor Agent .............................................    48
        Section 7.09.  Administrative Agent's Fee ..................................    49
        Section 7.10.  Syndication Agents ..........................................    49

ARTICLE 8
---------
        Change in Circumstances
        -----------------------
        Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair ....    49
        Section 8.02.  Illegality ..................................................    50
        Section 8.03.  Increased Cost and Reduced Return ...........................    50
        Section 8.04.  Taxes .......................................................    52
        Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans ...    54
        Section 8.06.  Substitution of Bank ........................................    54

ARTICLE 9
---------
        Miscellaneous
        -------------
        Section 9.01.  Notices .....................................................    55
        Section 9.02.  No Waivers ..................................................    55
        Section 9.03.  Expenses; Indemnification ...................................    56
        Section 9.04.  Sharing of Set-offs .........................................    56
        Section 9.05.  Amendments and Waivers ......................................    57
        Section 9.06.  Successors and Assigns ......................................    57
        Section 9.07.  No Reliance on Margin Stock .................................    59
        Section 9.08.  Confidentiality .............................................    59
        Section 9.09.  Governing Law; Submission to Jurisdiction ...................    59
        Section 9.10.  Counterparts; Integration ...................................    59
        Section 9.11.  WAIVER OF JURY TRIAL ........................................    60

                                                                           Page
                                                                           ----

COMMITMENT SCHEDULE
PRICING SCHEDULE
EXHIBIT A - Note
EXHIBIT B - Competitive Bid Quote Request
EXHIBIT C - Invitation for Competitive Bid Quotes
EXHIBIT D - Competitive Bid Quote
EXHIBIT E - Opinion of Counsel for the Borrower
EXHIBIT F - Opinion of Special Counsel for the Administrative Agent EXHIBIT G - Assignment and Assumption Agreement

     AGREEMENT dated as of November 14, 2001 among TRIGON HEALTHCARE, INC., the BANKS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

     The parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

     Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.
                                                                 ----

     "Additional Bank" has the meaning set forth in Section 2.16(b).
                                                            -------

     "Adjusted CD Rate" has the meaning set forth in Section 2.06.
                                                             ----

     "Adjusted Consolidated Total Capitalization" means, at any date, the sum of Consolidated Financial Liabilities and Consolidated Net Worth, each determined as of such date.

     "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Borrower).

     "Admitted Assets" means, with respect to any Regulated Entity, assets which are "admitted assets" (or a substantially similar concept) under the relevant state insurance laws and rules and regulations promulgated thereunder applicable to such Regulated Entity.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 20% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" means the Administrative Agent and the Syndication Agents.

     "Annual Statement" means Trigon Insurance's duly completed annual report to the insurance department or other comparable regulatory authority of the Commonwealth of Virginia, prepared and filed in conformity with the Commonwealth of Virginia's applicable regulations.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.06.
                                                            ----

     "Assignee" has the meaning set forth in Section 9.06(c).
                                                     -------

     "Bank" means each bank listed on the signature pages hereof, each Additional Bank which becomes a Bank pursuant to Section 2.16, each Assignee
                                                         ----
which becomes a Bank pursuant to Section 9.06(c), and their respective
                                         -------
successors.

     "Bank Affiliate" means, (a) with respect to any Bank, (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8.
                                                    -------            -

     "Borrower" means Trigon Healthcare, Inc., a Virginia corporation, and its successors.

     "Borrower's 2000 Form 10-K" means the Borrower's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Borrowing" has the meaning set forth in Section 1.03.
                                                      ----

     "CD Base Rate" has the meaning set forth in Section 2.06.
                                                         ----

     "CD Loan" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD Rate" means a rate of interest determined pursuant to Section 2.06 on the basis of an Adjusted CD Rate.

     "CD Reference Banks" means Branch Banking and Trust Company of Virginia, SunTrust Bank, Wachovia Bank, N.A. and JPMorgan Chase Bank.

     "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to each Additional Bank or Assignee which becomes a Bank pursuant to Section 2.16 or 9.06(c), the amount of the Commitment thereby
                           ----    -------
assumed by it, in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.16 or 9.06(c).
                    ----  ----    -------

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Committed Loan" means a loan made by a Bank pursuant to Section 2.01;
                                                                      ----
provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.


     "Competitive Bid Absolute Rate" has the meaning set forth in Section
2.03(d).
-------

     "Competitive Bid Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Competitive Bid Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Competitive Bid LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).
                    ----

     "Competitive Bid Loan" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

     "Competitive Bid Margin" has the meaning set forth in Section
2.03(d)(ii)(C).
--------------

     "Competitive Bid Quote" means an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03.
                                ----

     "Consolidated Assets" means, at any date, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Financial Liabilities" means, at any date, the sum of Consolidated Debt plus the Synthetic Leases of the Borrower and its Consolidated Subsidiaries, determined as of such date.

     "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Worth" means, at any date, the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries as of such date.

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less Intangible Assets, all determined as of such date. "Intangible Assets" of the Borrower and its Consolidated Subsidiaries means the amount (to the extent reflected in determining the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made on the date of or within twelve months after the acquisition of such business) in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

     "Consolidated Total Capitalization" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Sections 5.10 and 5.11 and the definition of Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby) and (viii) in the case of the

Borrower, with respect to any capital stock of the Borrower which is redeemable other than at the sole option of the Borrower, the redemption price thereof.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section 2.06.
                                                                        ----

     "Effective Date" means the date the Commitments become effective in accordance with Section 3.01.
                        ----

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.06(c) on the basis of a London Interbank Offered Rate.
-------

     "Euro-Dollar Reference Banks" means the principal London offices of Bank of New York, SunTrust Bank, Wachovia Bank, N.A. and JPMorgan Chase Bank.

     "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Credit Agreement" means the Credit Agreement dated as of February 5, 1997 among the Borrower, the banks named therein and Morgan Guaranty Trust Company of New York, as agent, as amended prior to the Effective Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means a fiscal quarter of the Borrower.

     "Fiscal Year" means a fiscal year of the Borrower.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.
                    ----

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the initial audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries to be delivered to the Banks pursuant to Section 5.01(a).
                                           -------

     "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time
-
to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or
(iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Increased Commitments" has the meaning set forth in Section 2.16(a).
                                                                  -------

     "Indemnitee" has the meaning set forth in Section 9.03(b).
                                                       -------

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the proviso in paragraph (4) below, end on the last Euro-Dollar Business Day of a calendar month;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

     (3) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:
                        ----

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the proviso in paragraph (4) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (4) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that
                                                           ----
any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and provided further that any Interest Period applicable to any Loan which would otherwise end after the Termination Date shall end on the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "LIBOR Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.
                    ----

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Committed Loan or a Competitive Bid Loan and "Loans" means Committed Loans or Competitive Bid Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.06(c).
-------

     "Material Adverse Effect" means a material adverse effect upon (i) the business, results of operations, financial condition or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement or (iii) the ability of any of the Banks to enforce their rights and remedies against the Borrower under this Agreement.

     "Material Financial Obligations" means a principal or face amount of Debt and/or obligations in respect of Synthetic Leases and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $40,000,000.

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

     "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Non-Admitted Assets" means, with respect to any Regulated Entity, assets which are not Admitted Assets.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in
Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section
        ----
2.03(f)).
-------

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.07.
----

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).
                                                        -------

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest per annum publicly announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal offices in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulated Entity" means a Subsidiary subject to regulation under the insurance laws of any state of the United States.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means, at any time, Banks having at least a majority of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding at least a majority of the aggregate unpaid principal amount of the Loans.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Syndication Agents" means Branch Banking and Trust Company of Virginia, SunTrust Bank, Wachovia Bank, N.A. and The Bank of New York, each in its capacity as a syndication agent in respect of this Agreement.

     "Synthetic Lease" means a lease as to which (i) the obligations of the lessee are not capitalized in accordance with GAAP but (ii) the lessee is treated as owner of the leased property for purposes of the Internal Revenue Code. The amount of any Synthetic Lease shall be determined for purposes of this Agreement by capitalizing the rentals payable thereunder as if such lease were a capital lease under GAAP.

     "Termination Date" means November 14, 2006, or if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Trigon Insurance" means Trigon Insurance Company, a wholly owned Subsidiary of the Borrower.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 or the definition of any term
                                                 -
used therein to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required

Banks wish to amend Article 5 or any such definition for such purpose), then the
                            -
Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, either until such notice is withdrawn by the Person delivering such notice or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans to be made to the Borrower by one or more Banks pursuant to
Article 2 on the same day, all of which Loans are of the same type (subject to
        -
Article 8) and, except in the case of Base Rate Loans, have the same initial
        -
Interest Period. Borrowings are classified for purposes hereof either (i) by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is
                                          -
determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under Section 2.03 in which one or
                                                         ----
more Banks participate on the basis of their bids).


                                    ARTICLE 2

                                   The Credits

     Section 2.01. Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time; provided that, immediately after each such loan is made:

              (i) the aggregate outstanding principal amount of such Bank's Committed Loans shall not exceed its Commitment; and

              (ii) the aggregate outstanding principal amount of all Loans shall not exceed the aggregate amount of the Commitments.

Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.10 and reborrow at any time during
                                         ----
the Revolving Credit Period under this Section. Each Borrowing under this
Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount at the time available under this Section) and shall be made from the several Banks ratably in proportion to their respective Commitments.

     Section 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii)   the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

          (iv) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03. Competitive Bid Borrowings. (a The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as
                                                     ----
set forth in this Section, request the Banks to make offers to make Competitive Bid Loans to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request.

     (c) Invitation for Competitive Bid Quotes. Promptly after receiving a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile at its address specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M.
                                            ----
(New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any
                                                                    -     -
Competitive Bid Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

                   (A)   the proposed date of Borrowing,

                   (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

                   (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

                   (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan, and

                   (E)   the identity of the quoting Bank.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

          (iii)  Any Competitive Bid Quote shall be disregarded if it:

                   (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
          (d)(ii) above;

                   (B)  contains qualifying, conditional or similar language;

                   (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                   (D)  arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (ii) any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request,
(B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) the principal amount of each Competitive Bid Borrowing must be $10,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

     Section 2.04. Notice to Banks; Funding of Loans. (a Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to
Section 9.01. Unless the Administrative Agent determines that any applicable
        ----
condition specified in Article 3 has not been satisfied, the Administrative
                               -
Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.


     (c) Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the

Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06
                                                                            ----
and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.05. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

     (b) Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

     Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears at maturity, on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such day and (ii) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                           [    CDBR    ]*
                  ACDR  =  [ ---------- ] + AR
                           [1.00  -  DRP]

                  ACDR    =    Adjusted CD Rate
                  CDBR    =    CD Base Rate
                  DRP     =    Domestic Reserve Percentage
                  AR      =    Assessment Rate

         ----------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means (a) the offered rate for dollar deposits, for a period approximately equal to such Interest Period and, if the amount is so quoted, in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rate appears on the display designated as page "3750" on the Telerate service (or such other page as may replace page "3750" on the Telerate service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits) ("Telerate Page 3750") as of 11:00 A.M. (London time) on such date, (b) if, as of 11:00 A.M. (London time) on any such date such rate does not appear on the Telerate Page 3750, the arithmetic mean (adjusted, if necessary, to the nearest 1/100th of 1%), of the offered rates for dollar deposits, for a period approximately equal to such Interest Period quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M. (London time) on such date, or (c) if neither of the above rates is available (and in the case of clause (b), if on any such date at least two such rates do not appear on the Reuters Screen LIBO
Page), the average (adjusted, if necessary, to the next higher 1/100th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2%
                  ----
plus the Base Rate for such day).

          (e) Subject to Section 8.01, each Competitive Bid LIBOR Loan shall
                                 ----
bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.06(c) as if the related Competitive Bid LIBOR Borrowing were a
        -------
Committed Euro-Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01
                                                                          ----
shall apply.

         Section 2.07. Method of Electing Interest Rates. (a The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

                (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.12 if any such conversion is effective on any day
                             ----
          other than the last day of an Interest Period applicable to such Loans; and

                (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.12 if any such conversion is effective on
                                     ----
          any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a) "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     Section 2.08. Facility Fee. (a) The Borrower shall pay to the Administrative Agent, for the account of the Banks, a facility fee at the Facility

Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date on which the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Such facility fee shall be allocated among the Banks ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Banks ratably in proportion to the unpaid principal amounts of their respective Loans.

     (b) Fees accrued under subsection (a) of this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Commitments terminate in their entirety (and, if later, the date on which the Loans shall be repaid in their entirety).

     Section 2.09. Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of at least $10,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Bank of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     Section 2.10. Optional Prepayments. (a) Subject in the case of Fixed Rate Loans to Section 2.12, the Borrower may, upon at least one Domestic Business
                 ----
Day's notice to the Administrative Agent, prepay any Group of Domestic Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to
Section 2.12), or upon at least three Euro-Dollar Business Days' notice to the
        ----
Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Competitive Bid Borrowing).

     (b) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan before the maturity thereof.

     (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     Section 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01.
                                                                        ----
The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to

Article 2, 6, or 8 or otherwise, but excluding any prepayment required pursuant
        -  -     -
to Section 2.04(c)) on any day other than the last day of an Interest Period
           -------
applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.06(d), or if the Borrower fails to borrow, prepay, convert or continue
        -------
any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), 2.07(c) or 2.10 , the Borrower shall reimburse each Bank within
        -------  -------    ----
15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.14. Registry; Notes. (a) The Administrative Agent shall maintain a register (the "Register") in which it will record the Commitment of each Bank, each Loan made by each Bank and each repayment of any Loan. Any such recordation by the Administrative Agent in the Register shall be conclusive, absent manifest error. Failure0 to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations hereunder in respect of the Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request (i) that its Loans be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Loans or (ii) that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with any appropriate modifications to reflect the fact that it evidences solely Loans of a particular type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.15. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     Section 2.16. Increased Commitments; Additional Banks. (a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $100,000,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

     (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such bank that is an existing Bank, increase its Commitment and (ii) in the case of any other such bank (an "Additional Bank"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

          (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the
                ----
Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

          (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.16 that is not pro rata among all Banks, within five
                         ----
Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of CD Loans or Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in
Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.


                                    ARTICLE 3

                                   Conditions

          Section 3.01. Effectiveness. The Commitments shall become effective only when all the following conditions have been satisfied:

                (a) the Administrative Agent shall have received, from each party listed on the signature pages hereof, either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has executed and delivered a counterpart hereof;

                (b) receipt by the Administrative Agent of an opinion of McGuireWoods LLP, counsel for the Borrower, substantially in the form of Exhibit E-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (c) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Administrative Agent of all documents as the Administrative Agent may reasonably request relating to the existence of the Borrower and its Subsidiaries, the authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto all in form and substance satisfactory to the Administrative Agent;

                  (e) the Administrative Agent shall have received evidence satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing Credit Agreement shall have been paid in full; and

                  (f) the Administrative Agent shall have received payment of front end fees for the accounts of the Agents and the Banks in the amounts heretofore mutually agreed;

provided that the Commitments shall not become effective unless all of the foregoing conditions are satisfied not later than December 15, 2001. Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

         The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined in the Existing Credit Agreement, and the Borrower agree to eliminate the requirement under Section 2.09 of the Existing Credit Agreement that notice of optional termination of the commitments thereunder be given three Domestic Business Days in advance, and further agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall thereupon be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

         Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;
                                          ----    ----

                  (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing; provided that this clause (d) shall not apply with respect to the representations and warranties set forth in Section 4.04(d) and Section 4.11 if and to the extent (i) the proceeds of such
                             ----
         Borrowing are to be applied to pay maturing commercial paper (excluding the payment of commercial paper in advance of its originally scheduled maturity date) substantially simultaneously with such Borrowing and
         (ii) such intended use of proceeds has been indicated in the applicable Notice of Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                    ARTICLE 4

                         Representations And Warranties

         The Borrower represents and warrants that:


         Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all powers and all governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

         Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's articles of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

         Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, of shareholders' equity and of cash flows for the fiscal year then ended, reported on and audited by KPMG LLP and set forth in the Borrower's 2000 Form 10-K, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2001 and the related unaudited consolidated statements of earnings, of shareholders' equity and of cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end audit adjustments).

         (c) The Annual Statement as of December 31, 2000, in the form submitted to the insurance department or other comparable regulatory authority of the Commonwealth of Virginia, copies of which have been delivered to each of the Banks, is a full and true statement, in all material respects, of all the assets and liabilities and of the condition and affairs of Trigon Insurance as of the date thereof, and of its income and deductions therefrom for the year ended on that date, all in conformity with statutory accounting principles in effect on the date thereof.

          (d) Since December 31, 2000, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

          Section 4.06. Compliance with Laws; ERISA. (a) The Borrower and each Subsidiary of the Borrower is in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental bodies, agencies and officials.

          (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 4.07. Environmental Matters. The Borrower has reasonably concluded that the liabilities and costs associated with the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, including the costs of complying with Environmental Laws, are unlikely to have a Material Adverse Effect.

          Section 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its

Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

         Section 4.09. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for such powers, licenses, authorizations, consents or approvals the absence of which could not reasonably be expected to have a Material Adverse Effect.

         Section 4.10. Regulatory Restrictions on Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

         Section 4.11. Full Disclosure. All information heretofore furnished by the Borrower to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to such Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under this Agreement. Information in the form of forecasts delivered by the Borrower to any Agent or any Bank are based upon the best information available to the Borrower at the time such forecasts were made and take into consideration all information which, in the reasonable judgment of the Borrower was believed to be material at the time, it being understood that such statements and conclusions are necessarily based upon opinions, estimates and projections, and the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

                                    ARTICLE 5

                                    Covenants

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

         Section 5.01. Information. The Borrower will deliver to each of the
Banks:

                  (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and changes in shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by KPMG LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statements of operations for such Fiscal Quarter and the related consolidated statements of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income and cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of Trigon Insurance, a duly completed Annual Statement (Life and Accident and Health Form) for Trigon Insurance, in the form submitted to the insurance department or other comparable regulatory authority of the Commonwealth of Virginia;

                  (d) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Trigon Insurance, a duly completed Quarterly Statement (Life and Accident and Health Form) for Trigon Insurance in the form submitted to the insurance department or other comparable regulatory authority of the Commonwealth of Virginia;

                  (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07 and Sections 5.10 through 5.16, inclusive, on the date
                    ----                           ----
         of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
         (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (e) above;

                  (g) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (h) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

                  (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

                  (k) from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

         Information required to be delivered pursuant to Sections 5.01(a),
                                                                   -------
5.01(b), 5.01(h) or 5.01(i) above shall be deemed to have been delivered on the
-------  -------    -------
date on which such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified by the Borrower by notice to the Banks and accessible by the Banks without charge; provided that the Borrower shall deliver paper copies of such information to the Administrative Agent for any Bank which requests such delivery.

         Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims which if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.


         Section 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with no greater risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business. The Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

         Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

                (i) the merger of a Subsidiary into the Borrower if, after giving effect thereto, no Default shall have occurred and be continuing;

                (ii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower if the corporation surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing or

                (iii) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

         Section 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


         Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

     Section 5.07. Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger and (ii) after giving effect to such merger, no Default shall have occurred and be continuing. The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

     Section 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $2,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $10,000,000;

          (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $75,000,000; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount not at any time exceeding 5% of Consolidated Tangible Net Worth.

     Section 5.10. Consolidated Debt to Consolidated Total Capitalization. Consolidated Debt will at no time exceed 40% of Consolidated Total Capitalization.

     Section 5.11. Consolidated Financial Liabilities to Adjusted Consolidated Total Capitalization. Consolidated Financial Liabilities will at no time exceed 45% of Adjusted Consolidated Total Capitalization.

     Section 5.12. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than an amount equal to the sum of (i) $775,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter ending after June 30, 2001 but before the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) plus (iii) an amount equal to 75% of the amount by which Consolidated Net Worth is increased after June 30, 2001 as a result of the issuance and sale of capital stock of the Borrower or the conversion or exchange of Debt of the Borrower into capital stock of the Borrower.


     Section 5.13. Subsidiary Debt. The total Debt of all Subsidiaries will at no time exceed $75,000,000; provided that (i) Debt owing to the Borrower or another Subsidiary and (ii) Debt of a Regulated Entity which (x) qualifies as capital under insurance regulations applicable to such Regulated Entity and (y) has been funded pro rata by shareholders of such Regulated Entity shall not be treated as Debt for purposes of this Section 5.13.

     Section 5.14. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of capital stock of such Person, (b) to make dividends or other distributions payable to the Borrower or any Subsidiary of the Borrower and (c) other distributions in respect of the capital stock of such Person or the redemption, retirement, purchase or other acquisition of the capital stock of such Person (or any warrant, option or other rights with respect to any shares of capital stock (now or hereafter outstanding) of such Person) if no Default has occurred and is continuing or would result from such action; provided that, unless the Borrower at the time has a rating of at least BBB- from Standard and Poor's or Baa3 from Moody's, prior to making or declaring any Restricted Payment in excess of $50,000,000 under this clause (c), the Borrower shall provide to the Administrative Agent a compliance certificate certifying that prior to and after giving effect to any such action, no Default will exist or be continuing.

     Section 5.15. Investments. Neither the Borrower nor any Consolidated Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) Investments in any Subsidiary whose principal business on the date of making such Investment or after giving effect to such Investment is either (i) the same line or lines of business as the Borrower or (ii) in the judgment of the Borrower reasonably related to such line or lines of business;

          (b) Investments in cash and marketable financial instruments;

          (c) Investments by a Regulated Entity in Admitted Assets and, up to 15% of total investment assets of such Regulated Entity, in Non-Admitted Assets; and

          (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) does not exceed 5% of Consolidated Assets.

     Section 5.16. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to (i) directly or indirectly, participate in, or effect, any transaction with any Affiliate except in each case on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate or (ii) engage in any transaction with any Affiliate which could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6

                                    Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fee or other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01 through
                          -                                         ----
     5.06, inclusive;
     ----

          (c) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause (a) or (b) above) contained in this Agreement or any amendment hereof for 10 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;


          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (g) the Borrower or any Subsidiary shall commence a voluntar case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $40,000,000;


               (j) judgments or orders for the payment of money exceeding $40,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days; or

                  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the Borrower's board of directors;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, if any Event of Default specified in clause 6.01(h) or 6.01(g) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after the Loans have been declared due pursuant to the preceding paragraph, the Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on overdue principal and interest at the rate specified in this Agreement) and all Defaults (other than non-payment of the principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.05, then the
                                                                 ----
Banks holding at least 66-2/3% of the aggregate amount of Commitments by notice to the Borrower may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Banks to a decision which may be made at the election of the aforesaid percentage of the Banks and are not intended to benefit the Borrower and do not grant the Borrower the right to require the Banks to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do
                                     ------
so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7

                                   The Agents

         Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         Section 7.02. Administrative Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

         Section 7.03. Action by Agents. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.
                                                                     -

         Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.05. Liability of Agents. Neither the Administrative Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the
                     -
Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         Section 7.06. Indemnification. The Banks shall, ratably in proportion to their Commitments, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         Section 7.08. Successor Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

         Section 7.09. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

         Section 7.10. Syndication Agents. Nothing in this Agreement or in any Note shall impose upon any Syndication Agent, in its capacity as Syndication Agent, any duty or responsibility whatsoever.

                                    ARTICLE 8

                             Change in Circumstances

         Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Competitive Bid LIBOR Loan:

               (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

               (b) in the case of CD Loans or Euro-Dollar Loans, Banks holding 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a CD Borrowing or Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

         Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make

Committed Loans or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special
                                                               ----
deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the

Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature on or with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment at any rate up to (but not exceeding) the rate at which United States withholding tax would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first became a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) All payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction or withholding for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in Section 9.01,
                                                                         ----
the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section), whether or not correctly or legally imposed, paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, as of the date of this Agreement in the case of each Bank listed on the signature pages hereof and as of the time it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Administrative Agent with Internal Revenue Service form W-8BEN or W-8ECI in duplicate, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in
Section 8.04(d) (unless such failure is due to a change in treaty, law or
        -------
regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.04(b) or (c) with respect to Taxes imposed by the United States;
        -------
provided that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Bank.

     Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
                                                                         ----
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect
                                                      ----    ----
to its CD Loans or Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02
                                                                          ----
or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the
                                                         ----    ----
Borrower shall have the right, if no Default then exists, to replace such Bank (the "Replaced Bank") with one or more other banks (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 8.06, the
                                                                 ----
Replacement Bank shall enter into one or more Assignment and Assumption Agreements, substantially in the form of Exhibit G hereto, pursuant to which the Replacement Bank shall acquire the aggregate Commitment and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all accrued, but theretofore unpaid, fees under
Section 2.08 owing to the
        ----

Replaced Bank and (C) an amount equal to the amount which would be payable by the Borrower to the Replaced Bank pursuant to Section 2.12 if the Borrower
                                                      ----
prepaid at the time of such replacement all of the Loans of such Replaced Bank outstanding at such time and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder. The provisions of this Agreement shall continue to govern the rights and obligations of a Replaced Bank with respect to any Loans made or any other actions taken by such Bank while it was a Bank.

                                    ARTICLE 9

                                  Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or
                                                                         -
Article 8 shall not be effective until received.
        -

     Section 9.02. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including the reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) except as contemplated in Section 2.16, increase or decrease the Commitment of
                                  ----
any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other entities (each a "Participant") participating interests in its Commitment or any or all of its Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the Borrower's obligations hereunder, including (without limitation) the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b) or (c) of Section 9.05 without the consent of the Participant. The Borrower
                  ----
agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.15 and Article 8 with
                                                  ----             -
respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

         (c) Any Bank may at any time assign to one or more banks or other entities (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, (equivalent to an initial Commitment of not less than $5,000,000) and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent, which shall not be unreasonably withheld, of the Borrower (provided that no Event of Default shall have occurred and be continuing) and the Administrative Agent; provided that if an Assignee is a Bank Affiliate or was a Bank immediately before such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.
                                 ----

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than
                                                               ----    ----
such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring
                                                  ----  ----    ----
such Bank to
designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         Section 9.07. No Reliance on Margin Stock. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 9.08. Confidentiality. Each Bank and each Agent agrees (on behalf of itself and each of its subsidiaries, affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, in accordance with safe and sound banking practices and in accordance with the laws under the securities laws dealing with the use of non-public information, any non-public information supplied to it by the Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to bank examiners, auditors or accountants, (iii) to any other Agent or any other Bank,
(iv) in connection with any litigation to which any one or more of the Banks or any one or more of the Agents is a party relating to the Borrower, (v) to a subsidiary or affiliate of such Bank or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to be bound by the provisions of this Section.

         Section 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   TRIGON HEALTHCARE, INC.


                                   By /s/ Thomas R. Byrd
                                      ----------------------------------
                                      Name:      Thomas R. Byrd
                                      Title:     Senior Vice President & CFO
                                      Address:   2015 Staples Mill Road
                                                 Richmond, VA 23230
                                      Facsimile: 804-354-2075



                                   JPMORGAN CHASE BANK,
                                        as Administrative Agent


                                   By /s/ Dawn Lee Lum
                                      ----------------------------------
                                      Name:      Dawn Lee Lum
                                      Title:     Vice President
                                      Address:   270 Park Avenue
                                                 New York, NY 10017
                                      Facsimile: 212-270-3279

                                   With a copy to:

                                      Name:      Anne Bowles
                                      Address:   Agent Bank Services
                                                 One Chase Manhattan Plaza
                                                 New York, NY 10081
                                      Facsimile: 212-552-7500

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   JPMORGAN CHASE BANK



                                   By /s/ Dawn Lee Lum
                                      -------------------------------
                                      Title: Vice President



                                   BRANCH BANKING AND TRUST
                                     COMPANY OF VIRGINIA



                                   By /s/ J. Charles Link
                                      -------------------------------
                                      Title: Senior Vice President



                                   SUNTRUST BANK



                                   By /s/ Mark A. Flatin
                                      -------------------------------
                                      Title: Director

                                   WACHOVIA BANK, N.A.



                                   By /s/ Mark A. Edwards
                                      ----------------------------------
                                        Title: Senior Vice President



                                   THE BANK OF NEW YORK



                                   By /s/ Christopher T. Kordes
                                     -----------------------------------
                                     Title: Assistant Vice President



                                   THE DAI-ICHI KANGYO BANK, LTD



                                   By /s/ Martin T. McNeill, Jr.
                                     -----------------------------------
                                     Title: Assistant Vice President

                                   BEAR STEARNS CORPORATE
                                    LENDING INC.



                                   By /s/ Lawrence B. Alletto
                                      ----------------------------------
                                      Title: Vice President



                                   NATIONAL CITY BANK



                                   By /s/ Tara M. Handforth
                                      ----------------------------------
                                      Title: Assistant Vice President

                               COMMITMENT SCHEDULE

Bank                                                        Commitment
----                                                        ----------
JPMorgan Chase Bank                                      $  33,333,333.33

Branch Banking and Trust Company of Virginia             $  33,333,333.33

SunTrust Bank                                            $  33,333,333.33

Wachovia Bank, N.A.                                      $  33,333,333.33

The Bank of New York                                     $  26,666,666.68

The Dai-Ichi Kangyo Bank, Ltd.                           $  20,000,000.00

Bear Stearns Corporate Lending Inc.                      $  10,000,000.00

National City Bank                                       $  10,000,000.00


         Total                                             200,000,000.00
                                                           ==============

                                PRICING SCHEDULE

     Each of the "Facility Fee Rate" and "Euro-Dollar Margin" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level and Usage that apply on such day:

--------------------------------------------------------------------------------
Pricing Level             Level I       Level II        Level III       Level IV
--------------------------------------------------------------------------------
Facility Fee Rate          .075%           .10%           .125%            .15%
--------------------------------------------------------------------------------
Euro-Dollar Margin
   Usage * 33%             .275%           .40%           .525%            .65%
   Usage ** 33%             .40%          .525%            .65%           .775%
--------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "Applicable Leverage Ratio" for purposes of determining what Pricing Level exists at any date means (a) if at least three Domestic Business Days prior to such date the Borrower has delivered all financial statements and certificates required to be delivered on or before such date pursuant to subsections (a), (b) and (e) of Section 5.01, the ratio of Consolidated Debt to Consolidated Total Capitalization as of the last day of the period covered by such financial statements and (b) in all other cases, a ratio greater than 0.35; provided that Level II Pricing shall apply on any date after the Effective Date and before the initial delivery by the Borrower of all financial statements and certificates required to be delivered pursuant to subsections (a), (b) and (e) of Section
5.01 or the date such financial statements are first required to be delivered.

     "Level I Pricing" applies at any date if the Applicable Leverage Ratio is less than or equal to 0.10.

     "Level II Pricing" applies at any date if the Applicable Leverage Ratio is greater than 0.10 and less than or equal to 0.25.

     "Level III Pricing" applies at any date if the Applicable Leverage Ratio is greater than 0.25 and less than or equal to 0.35.

     "Level IV Pricing" applies at any date if no other Pricing Level applies for such date.

     The "Usage" applicable to any date is the percentage equivalent of a fraction the numerator of which is the sum of the aggregate outstanding principal

* less than
** more than or equal to
amount of the Loans at such date and aggregate outstanding principal amount of the loans under the 364-Day Credit Agreement dated as of November 14, 2001 among Trigon Healthcare, Inc., the banks party thereto and JPMorgan Chase Bank, as Administrative Agent (as such agreement may be amended or extended from time to time, the "364-Day Credit Agreement") at such date and the denominator of which is the sum of the aggregate amount of the Commitments at such date and the aggregate amount of the commitments at such date under the 364-Day Credit Agreement. If for any reason any Loans remain outstanding following the termination of the Commitments, the Commitments will be equal to the outstanding Loans for the purposes of this calculation.

                                                                EXHIBIT A - Note

                                      Note

                                                          New York, New York
                                                          November 14, 2001


     For value received, Trigon Healthcare, Inc., a Virginia corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, One Chase Manhattan Plaza, New York, New York.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of November 14, 2001 among Trigon Healthcare, Inc., the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            TRIGON HEALTHCARE, INC.


                                            By_________________________________
                                              Name:
                                              Title:

                         Loans and Payments of Principal

________________________________________________________________________________

                                                    Amount of
    Date         Amount of                          Principal         Notation
                   Loan           Type of Loan       Repaid           Made By
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                       EXHIBIT B - Competitive Bid Quote Request

                      Form of Competitive Bid Quote Request

                                                                    [Date]


To:     JPMorgan Chase Bank
        (the "Administrative Agent")

From:   Trigon Healthcare, Inc. (the "Borrower")

Re: Five-Year Credit Agreement (the "Credit Agreement") dated as of November 14, 2001 among the Borrower, the Banks party thereto and the Administrative Agent

        We hereby give notice pursuant to Section 2.03 of the Credit Agreement
                                                  ----
that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  __________________


Principal Amount/1/              Interest Period/2/

$

     Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


_______________________


     /1/ Amount must be $10,000,000 or a larger multiple of $1,000,000.

     /2/ Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                            TRIGON HEALTHCARE, INC.



                                            By_________________________________
                                              Name:
                                              Title:

                               EXHIBIT C - Invitation for Competitive Bid Quotes


                  Form of Invitation for Competitive Bid Quotes




To:      [Name of Bank]

Re: Invitation for Competitive Bid Quotes to Trigon Healthcare, Inc. (the "Borrower")


         Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of
                             ----
November 14, 2001 among the Borrower, the Banks party thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                       Interest Period

$


         Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                                            JPMORGAN CHASE BANK, as
                                                  Administrative Agent


                                            By_________________________________
                                                     Authorized Officer

                                               EXHIBIT D - Competitive Bid Quote



                          Form of Competitive Bid Quote


To:      JPMorgan Chase Bank, as Administrative Agent

Re:      Competitive Bid Quote to Trigon Healthcare, Inc. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, _______, we hereby make the following Competitive Bid Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:
     _____________________________
3.   Date of Borrowing: ____________________*
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal         Interest         Competitive Bid        [Absolute Rate*****]
Amount**          Period***        [Margin****]

$

$



__________
* As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for $10,000,000 or a larger multiple of $1,000,000.

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

     [Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of November 14, 2001 among the Borrower, the Banks party thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,

                                            [NAME OF BANK]


Dated:_______________                       By:__________________________
                                                  Authorized Officer

                                 EXHIBIT E - Opinion of Counsel for the Borrower



                                   Opinion of
                                McGuireWoods LLP


                           [Dated the Effective Date]

To the Banks and the Administrative Agent
Referred to Below
c/o JPMorgan Chase Bank,
as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         We have acted as counsel for Trigon Healthcare, Inc. (the "Borrower") in connection with the Five-Year Credit Agreement dated as of November 14, 2001 (the "Credit Agreement") among the Borrower, the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent. This opinion is being rendered to you pursuant to Section 3.01(b) of the Credit Agreement. Unless otherwise
                        -------
defined herein, terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Virginia and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower, or, to our knowledge after due inquiry, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any revenues or assets of the Borrower.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. To the best of our knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

     In rendering our opinion in paragraph 3 above, we express no opinion as to
(i) the effectiveness of service of process in any suit, action or proceeding solely by mailing a copy thereof, (ii) the binding effect of any provision of the Credit Agreement which provides for the accrual of interest after judgment at a rate higher than the applicable judgment rate or (iii) the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     Our opinions are limited to matters governed by the laws of the United States and the laws of the Commonwealth of Virginia and the State of New York, and we express no opinion as to the laws of any other state or jurisdiction.

     This opinion is rendered solely to you in connection with the above matters. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent, except that Davis Polk & Wardwell may rely upon this opinion to the same extent as if it were addressed to it for purposes of rendering its opinion to you on the date hereof.

                                       Very truly yours,

       EXHIBIT F - Opinion of Special Counsel for the Administrative Agent


                                   Opinion of
                     Davis Polk & Wardwell, Special Counsel
                          for the Administrative Agent

                                               [Dated the Effective Date]

To the Banks and the Administrative Agent
Referred to Below
c/o JPMorgan Chase Bank,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     We have participated in the preparation of the Five-Year Credit Agreement dated as of November 14, 2001 (the "Credit Agreement") among Trigon Healthcare, Inc., a Virginia corporation (the "Borrower"), the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit
           -------
Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. To the extent that any portion of the foregoing opinion depends on the law of the Commonwealth of Virginia, we have, with your consent and without any independent investigation, relied on the opinion of McGuireWoods LLP, referred to in clause (b) of Section 3.01(b) of the Credit
                                                       -------
Agreement, and this opinion is subject to all assumptions, limitations and qualifications set forth therein. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                               Very truly yours,

                                 EXHIBIT G - Assignment and Assumption Agreement

                       Assignment and Assumption Agreement

     AGREEMENT dated as of _________,______ among NAME OF ASSIGNOR (the "Assignor"), NAME OF ASSIGNEE (the "Assignee")[, Trigon Healthcare, Inc. (the "Borrower") and JPMORGAN CHASE BANK, as Administrative Agent (the
"Administrative Agent").]

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five-Year Credit Agreement dated as of November 14, 2001 among the Borrower, the Assignor and the other Banks party thereto and the Administrative Agent (as amended from time to time, the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $____________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the

Assignor of the corresponding portion of the principal amount of each of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./1/ Commitment and/or facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     [SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this
                          -------
Agreement by the Borrower and the Administrative Agent is evidence of their consent. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver
                             -------
a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and

_________________________

         /1/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            (NAME OF ASSIGNOR)


                                            By_________________________
                                                Name:
                                                Title:

                                            (NAME OF ASSIGNEE)


                                            By__________________________
                                                Name:
                                                Title:

                                            TRIGON HEALTHCARE, INC.


                                            By__________________________
                                              Name:
                                              Title:]

                                            [JPMORGAN CHASE BANK,
                                                 as Administrative Agent

                                            By__________________________
                                              Name:

                                     Title:]

                                       4